Exhibit 10.18

RESOLUTION

OF

THE MEMBERS OF

CLINIC MANAGEMENT ASSOCIATES, LLC

THE UNDERSIGNED, being the Unitholders of CLINIC MANAGEMENT ASSOCIATES, LLC, a Kentucky limited liability company (the “Company”), hereby adopts the following resolution:

WHEREAS, each person signing below executed the sale of membership interest in the Company for a combination of cash and stock in a transaction agreement dated June 29, 2018 (“Agreement”).

NOW, THEREFORE, LET IT BE:

RESOLVED, that the former members of the Company (the “Unitholders”) adopt this addendum to the Agreement;

RESOLVED FURTHER, that the Unitholders agree to accept stock compensation for the amount originally identified as cash compensation in the Agreement.

DATED this 31st day of August, 2018.

UNITHOLDERS:

/s/ Jason Brame
Jason Brame

/s/ Matt Wallis
Matt Wallis